333 West Wolf Point Plaza

Chicago, IL 60654

United States

+1 312 862 2000	Facsimile: +1 312 862 2200

www.kirkland.com

Exhibit 5.1

February 23, 2026

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

Ladies and Gentlemen:

We are acting as special counsel to Whirlpool Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about February 23, 2026 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) common stock of the Company, par value $1.00 per share (the “Common Stock”), (ii) preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), (iii) senior debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Stock or Preferred Stock (“Senior Debt Securities”), (iv) subordinated debt securities of the Company, which may be secured or unsecured and which may be convertible into Common Stock or Preferred Stock (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (v) warrants or other rights to purchase or otherwise acquire Common Stock, Preferred Stock or Debt Securities of the Company (“Warrants”), (vi) depositary shares representing interests in shares of Preferred Stock of one or more series (the “Depositary Shares”), (vii) contracts obligating holders to purchase from the Company, and/or the Company to purchase from holders, a specified amount of Common Stock, Preferred Stock or Debt Securities at a future date or dates (“Purchase Contracts”), (viii) units consisting of a Purchase Contract as well as Debt Securities, Preferred Stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the Common Stock or Preferred Stock under the Purchase Contracts, as applicable (“Units”) and (ix) hybrid securities combining elements of the foregoing securities (the “Hybrid Securities” and, together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Purchase Contracts and Units, the “Securities”), each of which shall include such indeterminate number of Securities as may be determined to be issuable upon the conversion of any Securities or the exercise of Warrants, Purchase Contracts, Units or Hybrid Securities to purchase or otherwise acquire securities of the Company, as the case may be, in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Senior Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Senior Debt Indenture”) dated March 20, 2000, between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Citibank, N.A.), as trustee (the “Senior Debt Trustee”); (ii) the Subordinated Debt Securities will be issued under the form of indenture filed as an exhibit to the Registration Statement (as amended or supplemented from time to time, the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), to be entered into between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Subordinated Debt Trustee” and together with the Senior Debt Trustee, each a “Trustee”); (iii) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that

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Whirlpool Corporation

February 23, 2026

will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); (iv) the Depositary Shares will be issued under one or more deposit agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (the “Depositary”); (v) the Purchase Contracts will be issued under a purchase contract agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Purchase Contract Agreement”); and (vi) the Units will be issued under a purchase agreement by and among the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Unit Purchase Agreement”). Each Warrant Agreement, Deposit Agreement, Purchase Contract Agreement and Unit Purchase Agreement as well as the Senior Debt Indenture and the Subordinated Debt Indenture shall be referred to herein as a “Governing Document”. Each Trustee, Warrant Agent, Depositary and counterparty to a Warrant Agreement, Deposit Agreement, Purchase Contract Agreement or a Unit Purchase Agreement shall be referred to herein as a “Governing Document Counterparty”.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

1. the Registration Statement will have become effective and comply with all applicable laws;

2. the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

3. a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby and will comply with all applicable laws;

4. all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

5. the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

6. the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

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Whirlpool Corporation

February 23, 2026

7. the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

8. the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

9. a definitive distribution, purchase, underwriting, sales agent or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

10. any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; and

11. any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When the specific terms of any offering or offerings of Common Stock have been duly established by the Board of Directors of the Company or a committee thereof and in accordance with provisions of any applicable Purchase Agreement so as not to violate any applicable law or agreement or instrument then binding on the Company, and when certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

2. Upon designation of the preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions, of any series of Preferred Stock by the Board of Directors of the Company or a committee thereof and proper filing with the Secretary of State of the State of Delaware of a certificate of designations relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered against payment therefor in accordance with the applicable Purchase Agreement (which shall be in an amount at least equal to the par value of the shares being issued and sold) or upon exchange in accordance with the terms of any other Security that has been duly authorized, issued, paid for and delivered, such shares will be validly issued, fully paid and non-assessable.

3. When, as and if (a) the terms of any particular series of Senior Debt Securities have been duly authorized and duly established in accordance with the Senior Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Senior Debt Securities (and any required amendment or supplement to the Senior Debt Indenture), and (c) the applicable Senior Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Senior Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Senior Debt Trustee, such Senior Debt Securities (including any Senior Debt Securities duly executed and delivered (i) upon the exchange or conversion of Senior Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Senior Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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Whirlpool Corporation

February 23, 2026

4. When, as and if (a) the terms of any particular series of Subordinated Debt Securities have been duly authorized and duly established in accordance with the Subordinated Debt Indenture and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Subordinated Debt Securities (and any required amendment or supplement to the Subordinated Debt Indenture), and (c) the applicable Subordinated Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Subordinated Debt Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Subordinated Debt Trustee, such Subordinated Debt Securities (including any Subordinated Debt Securities duly executed and delivered (i) upon the exchange or conversion of Subordinated Debt Securities that are exchangeable or convertible into another series of Debt Securities or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Subordinated Debt Securities) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants), (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law, and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When, as and if (a) the terms of any particular series of Preferred Stock in the form of Depositary Shares have been duly authorized and duly established in accordance with the applicable Deposit Agreement and applicable law, (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Preferred Stock represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement.

7. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Purchase Contracts, (b) the Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Purchase Contracts to purchase Debt Securities, when the terms of such Debt Securities have been duly authorized and duly established in accordance with the terms of the applicable indenture, applicable law and the appropriate corporate or organizational action and, in the case of Purchase Contracts to purchase Common Stock or Preferred Stock, that the consideration payable in connection with such Purchase Contracts consists of legal consideration in excess of the par value of such securities, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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Whirlpool Corporation

February 23, 2026

8. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Units (including a form of certificate evidencing the Units) and the related Purchase Contracts, (b) the Units and the related Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the Securities issuable upon exercise of such Units and Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Units or Purchase Contracts to purchase Common Stock or Preferred Stock, that the consideration payable in connection with such Units or Purchase Contracts consists of legal consideration in excess of the par value of such securities, such Units and Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) public policy considerations which may limit the rights of parties to obtain certain remedies, and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of the Company under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by the applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document, with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

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Whirlpool Corporation

February 23, 2026

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Yours very truly,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

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